SUB-ITEM 77I

Effective October 24, 2002, the MFS Government Securities Fund established a new class of shares, Class R shares, as described in Post-Effective Amendment No. 28 to the Registration Statement (File Nos.2-74959 and 811-3327), as filed with the Securities and Exchange Commission via EDGAR on December 23, 2002. Such description is incorporated herein by reference.